Exhibit 24.1

GENERAL DYNAMICS CORPORATION	POWER OF
ATTORNEY
IRS No. 13-1673581	Filings with SEC

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation, hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3, and any and all amendments thereto (including, without limitation, any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, for the registration of certain securities of General Dynamics Corporation pursuant to Rule 415 under such Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary as fully as to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 5th day of March, 2003.

/s/ Nicholas D. Chabraja Nicholas D. Chabraja	/s/ Paul G. Kaminski Paul G. Kaminski

/s/ James S. Crown James S. Crown	/s/ James R. Mellor James R. Mellor

/s/ Lester Crown Lester Crown	/s/ Carl E. Mundy, Jr. Carl E. Mundy, Jr.

/s/ Charles H. Goodman Charles H. Goodman	/s/ Carlisle A. H. Trost Carlisle A. H. Trost

/s/ George A. Joulwan George A. Joulwan